UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2016

Bellicum Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36783	20-1450200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2130 W. Holcombe Blvd., Ste. 800 Houston, TX	77030
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (832) 384-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On May 17, 2016, upon recommendation of the Nominating and Governance Committee of the Board of Directors (the “Board”) of Bellicum Pharmaceuticals, Inc. (the “Company”), the Board appointed James M. Daly as a Class III director to serve in such capacity until the Company’s 2017 annual meeting of stockholders.
Mr. Daly will receive compensation for his service as a director in accordance with the Company’s Non-Employee Director Compensation Policy (the “Compensation Policy”). The Compensation Policy provides for annual cash compensation of $35,000 for service on the Board, payable in equal quarterly installments and pro rated based on days served in the applicable fiscal year. Upon his appointment to the Board, Mr. Daly received a stock option to purchase 20,000 shares of the Company’s common stock in accordance with the Compensation Policy, which will vest in equal monthly installments over a three year period. Pursuant to the Compensation Policy, Mr. Daly also received a stock option to purchase 833 shares of the Company’s common stock, which will vest upon the date of the Company’s 2016 annual meeting of stockholders. The Compensation Policy also provides for further automatic stock option grants to purchase 10,000 shares of the Company’s common stock on the date of each annual meeting of stockholders, which will vest in equal monthly installments until the subsequent annual meeting of stockholders. Mr. Daly has also entered into our standard form of indemnification agreement.
Mr. Daly, age 55, currently serves on the board of directors of three biopharmaceutical companies, including ACADIA Pharmaceuticals, Inc., Halozyme Therapeutics, Inc. and Chimerix, Inc. From October 2012 to June 2015, Mr. Daly served as Executive Vice President and Chief Commercial Officer of Incyte Corporation, a public biotechnology company. From January 2002 to December 2011, Mr. Daly held various positions at Amgen, Inc., a public biopharmaceutical company, where he most recently served as Senior Vice President of North America Commercial Operations and Global Marketing/Commercial Development. Prior to his employment with Amgen, Mr. Daly served as Senior Vice President and General Manager of the Respiratory/Anti-infective business unit of GlaxoSmithKline, a public pharmaceutical company, where he was employed from June 1985 to December 2001. Mr. Daly received his B.S. in Pharmacy and an M.B.A. from the University at Buffalo, The State University of New York.
A copy of the press release announcing Mr. Daly’s appointment to the Board is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
99.1	Press release dated May 18, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bellicum Pharmaceuticals, Inc.

Dated: May 18, 2016	By:	/s/ Ken Moseley
Ken Moseley,
Senior Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release dated May 18, 2016.